STOCK PURCHASE AGREEMENT

         This Stock Purchase  Agreement (the "Agreement") is entered into by and
among  Wilkerson  Consulting,   Inc.  ("Seller"),  a  Nevada  corporation,   and
Ameri-First Financial Group, Inc. ("Purchaser"), a Delaware corporation.


                                R E C I T A L S :
                                ---------------

         A. Seller owns beneficially and of record in excess of 800,000 shares of the common stock (the "Stock") of Seller (restricted pursuant to Rule 144 of the General Rules of the Securities and Exchange Commission, as promulgated under the Securities Act of 1933, as amended); and

         B. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 800,000 shares of the Stock.


                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Seller and Purchaser agree as follows:

         1. Condition Precedent. The validity of this Agreement is expressly subject to the closing (and full funding) of the purchase of five (5) hotels (the "Property") from VPS I, L.P., a Delaware limited partnership d/b/a Homegate Studios & Suites by Purchaser pursuant to the terms and conditions of that certain Purchase Agreement (the "Hotel Agreement") dated May 25, 2000, entered into by and between VPS I, L.P., as Seller, and Ameri-First Financial Group, Inc., as Buyer.

         2. Purchase of Stock. The purchase price (the "Purchase Price") of the Stock shall be $1,600,000.00 ($2.00 per share). The Stock shall be sold to Purchaser by Seller and the Purchase Price shall be paid to Seller by Purchaser as follows:

                  a. $600,000.00 shall be paid 90 days following the issuance of the Stock to Seller by Purchaser in connection with the purchase of the Property pursuant to the terms of the Hotel Agreement and Seller shall deliver 300,000 shares of Stock to Purchaser at that time;

                  b. $500,000.00 shall be paid 180 days following the issuance of the Stock to Seller by Purchaser in connection with the purchase of the Property pursuant to the terms of the Hotel Agreement and Seller shall deliver 250,000 shares of Stock to Purchaser at that time;



STOCK PURCHASE AGREEMENT -- Page 1
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

                  c. $500,000.00 shall be paid 240 days following the issuance of the Stock to Seller by Purchaser in connection with the purchase of the Property pursuant to the terms of the Hotel Agreement and Seller shall deliver 250,000 shares of Stock to Purchaser at that time;

         3. Warranties and Representations of Seller. Seller warrants and represents to Purchaser that at time of transfer, Seller (i) will own the Stock free and clear of any claim whatsoever by any parties, (ii) the Stock will not be pledged or encumbered in any manner, (iii) Seller will not have granted to a third party any right, warrant, purchase option, or any other right which directly or indirectly affects the Stock, and (iv) the Stock will be freely assignable by Seller to Purchaser in accordance with this Agreement.

         4. Amendment. This Agreement may only be altered, modified, or amended by a written agreement signed by Seller and Purchaser.

         5. Entire Agreement. This Agreement contains the only agreement of Seller and Purchaser with respect to the purchase of the Stock and supersedes all prior written or oral agreements, negotiations, understandings, or commitments.

         6. Parties Bound. This Agreement shall be binding upon and inure to the benefit of and be enforceable by Seller and Purchaser, their heirs, executors, administrators, successors, and assigns.

         7. Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. VENUE FOR ANY CAUSE OF ACTION RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVELY DALLAS COUNTY, TEXAS.






STOCK PURCHASE AGREEMENT -- Page 2
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


         8. Further Agreements. Seller and Purchaser agree to execute such other and further agreements as are necessary or desirable to effect the intent of this Agreement.

         EXECUTED to be effective as of June 9, 2000.

                                          SELLER:
                                          ------

                                          WILKERSON CONSULTING, INC.,
                                          a Nevada corporation

                                          By: /s/ Charles K. Wilkerson
                                             --------------------------------
                                             Charles K. Wilkerson, President



                                          PURCHASER:
                                          ---------

                                          AMERI-FIRST FINANCIAL GROUP, INC.,
                                               a Delaware corporation

                                          By: /s/ Jeffrey C. Bruteyn
                                             --------------------------------
                                             Jeffrey C. Bruteyn,
                                             Chief Executive Officer







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